UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2025

Kewaunee Scientific Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2700 West Front Street
Statesville, NC 28677
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (704) 873-7202
N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	KEQU	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 4, 2025, Kewaunee Scientific Corporation (the "Company") entered into a First Amendment to Loan Agreement (the "First Amendment") with PNC Bank, National Association ("PNC"). The First Amendment amends the Loan Agreement, dated as of November 1, 2024 (the "Loan Agreement"), between the Company and PNC to, among other things, (i) permit the Company to repay in full the outstanding principal balances of the subordinated seller notes issued by the Company in connection with its acquisition of Nu Aire, Inc. ("Nu Aire") in November 2024 (collectively, the "Seller Notes"), together with all accrued but unpaid interest thereon (the "Seller Note Repayment"), (ii) provide for an additional $10.0 million term loan the proceeds of which are to be used by the Company to partially fund the Seller Note Repayment, and (iii) permit the Company to draw and use available funds under the revolving line of credit established by the Loan Agreement to partially fund the Seller Note Repayment.
The foregoing summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment filed as Exhibit 10.1 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement.
On December 4, 2025, the Company completed the Seller Note Repayment. The Seller Notes were entered into on November 1, 2024 by and between the Company and each of Richard A. Peters, William F. Peters, Rita Peters Revocable Trust, and any amendments thereto, Richard A. Peters Revocable Trust, and any amendments thereto, Karan A. Peters Revocable Trust, William F. Peters 2023 Irrevocable Trust dated December 20, 2023, and any amendments thereto, and William F. Peters Revocable Trust, and any amendments thereto (collectively, the "Sellers"), in connection with the Company's acquisition of Nu Aire from the Sellers. The Seller Notes had an original outstanding principal balance of $23.0 million and accrued interest at 8% per annum. The Seller Notes were scheduled to mature on November 1, 2027. Pursuant to the terms of the Seller Notes, the Seller Notes could be prepaid, in full or in part, at any time without prepayment penalty, premium or other fee. Upon completion of the Seller Note Repayment, all obligations, covenants, debts and liabilities of the Company under the Seller Notes were satisfied and discharged in full, and the Seller Notes and all other documents entered into in connection with the Seller Notes were terminated.
Item2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.
The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure.
On December 4, 2025, the Company issued a press release announcing the entrance into the First Amendment and the completion of the Seller Note Repayment. A copy of the press release is attached hereto as Exhibit 99.1.
The information under Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Loan Agreement, dated December 4, 2025, by and between Kewaunee Scientific Corporation and PNC Bank, National Association.
99.1	Press Release of Kewaunee Scientific Corporation dated December 4, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEWAUNEE SCIENTIFIC CORPORATION (Registrant)

Date: December 4, 2025	By	/s/ Donald T. Gardner III
Donald T. Gardner III
Vice President, Finance
Chief Financial Officer